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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-13773, 333-63967, 333-82323, 333-57362) of our report dated
March 19, 2001, except as to note 18, as to which the date is April 19, 2001, with respect to the consolidated financial statements and schedule of Peerless Systems Corporation included in the Annual Report (Form 10-K) for the year ended January 31, 2001.


                                                 ERNST & YOUNG LLP

Los Angeles, California
April 30, 2001